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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: May 19, 2010

Intrepid Potash, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 4200
Denver, Colorado 80202
(Address of principal executive offices, including zip code)

(303) 296-3006
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

        On May 19, 2010, Intrepid Potash, Inc. (the "Company") entered into Amended and Restated Employment Agreements with Robert P. Jornayvaz III and Hugh E. Harvey, Jr.

        Pursuant to the terms of the Amended and Restated Employment Agreements (the "Employment Agreements"), Mr. Jornayvaz will serve as the Company's Executive Chairman of the Board and Mr. Harvey will serve as the Company's Executive Vice Chairman of the Board. Each Employment Agreement is for a term of eighteen months, subject to earlier termination as provided in the agreement (the "Term"); provided, however, that the Term will automatically be extended by twelve months on the last day of the initial eighteen month term and on each anniversary of such date thereafter, unless one party provides written notice of non-renewal to the other party at least 90 days prior to the effective date of such automatic extension. The Employment Agreements provide for an annual base salary of $100,000, subject to annual review by the Company's compensation committee.

        The Employment Agreements provide for the executives to be eligible for all benefits offered generally to senior management, for participation in the senior management bonus programs established by the compensation committee, for grants under the Intrepid Potash Inc. 2008 Equity Incentive Plan in such amounts and subject to such terms and conditions as are established by the Company's compensation committee and for all perquisites available generally to senior management. The Employment Agreements provide that the executives' target annual bonus/short-term cash incentive is generally intended to be $500,000 per annum and such amount shall not be prorated for any portion of 2010. The Employment Agreements provide that annual grants to be made to the executives under the 2008 Equity Incentive Plan are generally intended to have a target grant date fair value of $750,000, commencing with the next annual grants of awards to be made to executives scheduled for 2011. Each of Messrs. Jornayvaz and Harvey is entitled, as a one-time bonus, to ownership of the company-provided automobile that was assigned to each executive as of the effective date of their respective Employment Agreements, personal use of the Company's aircraft, to the extent such use does not interfere with the Company's use of the aircraft for business purposes, and the right to use the Company aircraft under a time-sharing arrangement pursuant to which they will reimburse the Company for the cost of such use up to the limits allowed by Federal Aviation Administration regulations.

        The Employment Agreements provide that if an executive is terminated, with or without cause, the executive will be paid accrued compensation, if any, and will be offered continued group health care coverage as required by law, but the executive will not be entitled to severance.

        Under the terms of the Employment Agreements, the executives have agreed that during the term of their employment and for a period of 24 months after a termination event, the executives will not solicit the Company's employees or compete with the Company in the potash business and any other business in which the Company is engaged during the term or at the termination of the Employment Agreements.

        Copies of the Employment Agreements with Messrs. Jornayvaz and Harvey are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

        Also, on May 19, 2010, the Company entered into Change in Control Severance Agreements with Robert P. Jornayvaz III and Hugh E. Harvey, Jr.

        Pursuant to the terms of the Change in Control Severance Agreements (the "Severance Agreements"), each of the executives will be entitled to receive certain payments and benefits upon the occurrence of a "change in control" (as defined below). If either of the executive's employment is terminated within 24 months after the date of a change in control, either by the Company or the acquirer (or by the executive as a result of certain Company or acquirer actions, such as a reduction in base salary or bonus opportunity, a material diminution in responsibility, or if the acquirer offers the executive a similar position that would require relocation), such executive will be entitled to receive:

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  a lump-sum payment equal to two times the executive's then-current annual base salary plus two times the average of the past two years' actual payments under the Company's annual Short-Term Incentive Plans;

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  a pro-rata payment of the executive's target bonus amount payable under the Company's Short-Term Incentive Plan for the then-current year;

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  continuation of standard health and welfare benefits until alternate employment is obtained, up to a maximum of two years; and

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  individual outplacement services up to a maximum of $5,000.

        The Severance Agreements do not contain tax gross-up provisions.

        In addition, all of such executive's unvested grants under the Company's 2008 Equity Incentive Plan will automatically become fully vested upon the occurrence of a change in control, whether or not the executive's employment is terminated in connection with the change in control.

        As a condition to the receipt of payments under the Severance Agreements, the executives are prohibited from divulging the Company's confidential information or disparaging the Company, and from soliciting the Company's employees for a period of one year following the date of termination.

        A "change in control" for purposes of the Severance Agreements is deemed to occur if:

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  any individual, entity, or group (other than certain stockholders) acquires beneficial ownership of 30 percent or more of the combined voting power of the Company's outstanding securities entitled to vote generally in the election of directors;

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  the individual directors of the Board of Directors as of the date the Severance Agreements are adopted cease to constitute at least two-thirds of the Board of Directors (for this purpose, any new director whose election or nomination was approved by the existing Board of Directors shall be deemed to have been a director as of the date the Severance Agreements were adopted);

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  consummation, in one transaction or a series of related transactions, of a reorganization, merger, or consolidation of the Company, or a sale or disposition, direct or indirect, of the Company's assets, unless the persons holding the outstanding voting securities of the Company prior to such event own more than 30 percent of the voting securities of the successor entity in substantially the same proportion as their ownership of the Company immediately prior to such event; or

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  the Company's voting stockholders approve a complete liquidation or dissolution of the Company.

        The foregoing description of the Severance Agreements is qualified in its entirety by the full terms and conditions of the Severance Agreements, a form of which is filed as Exhibit 10.20 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On May 19, 2010, the Company issued a press release announcing several management changes, all of which are effective immediately. A copy of the press release is attached hereto as Exhibit 99.1.

        Robert P. Jornayvaz III has become Executive Chairman of the Board and has transitioned from his role as Chief Executive Officer. In his role as the Company's Executive Chairman of the Board, a newly created position, Mr. Jornayvaz will focus on strategic matters for the Company, especially matters relating to long-term corporate growth opportunities, sales and marketing, mineral leasing and government affairs. Mr. Jornayvaz will continue to serve as the Company's principal executive officer.

        Hugh E. Harvey, Jr., the Company's Chief Technology Officer and a member of the Board of Directors, has become Executive Vice Chairman of the Board and has transitioned from his role as Chief Technology Officer. In this newly created position, Mr. Harvey will advise and collaborate with management on various matters relating to the operations and technology of the Company.

        David W. Honeyfield, the Company's Executive Vice President, Chief Financial Officer, Treasurer and Secretary, has been promoted to President and will continue to serve as Chief Financial Officer and Treasurer. As President, Mr. Honeyfield will report directly to Mr. Jornayvaz and will, among other things, be responsible for day-to-day business operations and the execution of capital investment projects. Mr. Honeyfield will continue to have his same responsibilities as Chief Financial Officer and Treasurer.

        Mr. Honeyfield, 43, joined the Company as Executive Vice President, Chief Financial Officer, Treasurer and Secretary in March 2008. From May 2003 to March 2008, he held various positions with St. Mary Land & Exploration Company, most recently as Senior Vice President and Chief Financial Officer from March 2007 to March 2008, Chief Financial Officer from May 2005 to March 2007, and Vice President—Finance, Treasurer and Secretary from May 2003 to May 2005. While at St. Mary, a public company with shares listed on the New York Stock Exchange, Mr. Honeyfield, among other things, was responsible for capital structure planning, financial reporting, oversight of company accounting practices, the preparation of forecasts and budgets, and oversight of tax and internal audit functions. Prior to joining St. Mary, Mr. Honeyfield was Controller and Chief Accounting Officer of Cimarex Energy Co. from September 2002 to May 2003 and Controller and Chief Accounting Officer of Key Production Company, Inc., which was acquired by Cimarex in September 2002. Prior to joining Key Production Company in April 2002, Mr. Honeyfield was a senior manager in the audit practice of Arthur Andersen LLP in Denver. Mr. Honeyfield had been with Arthur Andersen LLP since 1991, serving clients primarily in the mining, oil and gas, and manufacturing sectors.

        In connection with the transitions to their new roles, the Company entered into Employment Agreements and Severance Agreements with Messrs. Jornayvaz and Harvey to, among other things, set forth their new titles, roles, responsibilities and compensation. The descriptions of the Employment Agreements and the Severance Agreements are set forth in Item 1.01 above and are incorporated herein by reference.

        In connection with Mr. Honeyfield's promotion to President, Chief Financial Officer and Treasurer, Mr. Honeyfield's base salary has been increased to $355,000 per annum. Mr. Honeyfield is eligible for all benefits offered generally to senior management, for participation in the senior management bonus programs established by the compensation committee, for grants under the Intrepid Potash Inc. 2008 Equity Incentive Plan in such amounts and subject to such terms and conditions as are established by the Company's compensation committee and for all perquisites available generally to senior management. Mr. Honeyfield's target annual bonus/short-term cash incentive will be 50 percent of his base salary and his target bonus amount for annual grants to be made under the 2008 Equity Incentive Plan will be 90 percent of his base salary. The Company and Mr. Honeyfield have not entered into a written employment agreement.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

        Effective as of May 19, 2010, the Company amended its Bylaws to update the titles and description of the responsibilities of its officers. A copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.2.

Item 9.01    Financial Statements and Exhibits

          (d)   Exhibits

Exhibit No.	Description
3.2	Amended and Restated Bylaws of Intrepid Potash, Inc., as amended effective May 19, 2010.
10.1	Amended and Restated Employment Agreement, dated as of May 19, 2010, by and between Intrepid Potash, Inc. and Robert P. Jornayvaz III.
10.2	Amended and Restated Employment Agreement, dated as of May 19, 2010, by and between Intrepid Potash, Inc. and Hugh E. Harvey, Jr.
99.1	Press Release of Intrepid Potash, Inc. dated May 19, 2010.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREPID POTASH, INC.
Dated: May 19, 2010	By:	/s/ MARTIN D. LITT Martin D. Litt Executive Vice President and General Counsel

QuickLinks

  Item 1.01 Entry into a Material Definitive Agreement.
  Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
  Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
  Item 9.01 Financial Statements and Exhibits
SIGNATURES